Exhibit 99.1
For Immediate Release
Starwood Property Trust Reports Results for
Quarter Ended March 31, 2024
– Quarterly GAAP Earnings of $0.48 and Distributable Earnings (DE) of $0.59 per Diluted Share –
– Issued $600 Million of Senior Unsecured Sustainability Notes due 2029 –
– Sold Master Lease Portfolio for $387 Million –
– Over $1.0 Billion in Loan Repayments –
– Liquidity Increased to a Record $1.5 Billion –
– Undepreciated Book Value Per Share of $20.69 –
– Paid Dividend of $0.48 per Share –
GREENWICH, Conn., May 8, 2024 /PRNewswire/ -- Starwood Property Trust, Inc. (NYSE: STWD) today announced operating results for the fiscal quarter ended March 31, 2024. The Company’s first quarter 2024 GAAP net income was $154.3 million, and Distributable Earnings (a non-GAAP financial measure) was $191.6 million. These amounts include net gains of $90.8 million and $37.4 million, respectively, on the sale of our Master Lease Portfolio.

“We continue to navigate this dynamic market landscape with our low leverage multi-cylinder business. This quarter, we monetized our Master Lease Portfolio, highlighting the success we have had in creating value from our owned property assets. Along with our infrastructure lending, residential lending, special servicing, CMBS and conduit businesses, the properties have been a strong complement to our core commercial lending business. We will continue to pursue opportunities to deploy capital into the best risk-adjusted investments across all of our business lines as opportunities arise,” commented Barry Sternlicht, Chairman and CEO of Starwood Property Trust.

“We have maintained our strong access to liquidity, as demonstrated by our $600 million five-year unsecured debt issuance this quarter. We were the first in our industry to issue unsecured debt in over two years with a transaction that was 7x oversubscribed from more than 150 institutional credit investors,” added Jeffrey DiModica, President of Starwood Property Trust.

Supplemental Schedules
The Company has published supplemental earnings schedules on its website in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. Specifically, these materials can be found on the Company’s website in the Investor Relations section under “Quarterly Results” at www.starwoodpropertytrust.com.

Webcast and Conference Call Information
The Company will host a live webcast and conference call on Wednesday, May 8, 2024, at 10:00 a.m. Eastern Time. To listen to a live broadcast, access the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. The webcast is available at www.starwoodpropertytrust.com in the Investor Relations section of the website. The Company encourages use of the webcast due to potential extended wait times to access the conference call via dial-in.
To Participate via Telephone Conference Call:
Dial in at least 15 minutes prior to start time.
Domestic: 1-877-407-9039
International: 1-201-689-8470

Conference Call Playback:
Domestic: 1-844-512-2921
International: 1-412-317-6671
Passcode: 13742859
The playback can be accessed through May 22, 2024.
About Starwood Property Trust, Inc.
Starwood Property Trust (NYSE: STWD), an affiliate of global private investment firm Starwood Capital Group, is a leading diversified finance company with a core focus on the real estate and infrastructure sectors. As of March 31, 2024, the Company has successfully deployed over $97 billion of capital since inception and manages a portfolio of over $26 billion across debt and equity investments. Starwood Property Trust’s investment objective is to generate attractive and stable returns for shareholders, primarily through dividends, by leveraging a premiere global organization to identify and execute on the best risk adjusted returning investments across its target assets. Additional information can be found at www.starwoodpropertytrust.com.
Forward-Looking Statements
Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements are developed by combining currently available information with our beliefs and assumptions and are generally identified by the words “believe,” “expect,” “anticipate” and other similar expressions.  Although Starwood Property Trust, Inc. believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, completion of pending investments and financings, continued ability to acquire additional investments, competition within the finance and real estate industries, availability of financing, and other risks detailed under the heading “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as well as other risks and uncertainties set forth from time to time in the Company’s reports filed with the SEC, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.
In light of these risks and uncertainties, there can be no assurances that the results referred to in the forward-looking statements contained herein will in fact occur. Except to the extent required by applicable law or regulation, we undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise.

Additional information can be found on the Company’s website at www.starwoodpropertytrust.com.

Contact:
Zachary Tanenbaum
Starwood Property Trust
Phone: 203-422-7788
Email: ztanenbaum@starwood.com

Starwood Property Trust, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations by Segment
For the three months ended March 31, 2024
(Amounts in thousands)

	Commercial and Residential Lending Segment	Infrastructure Lending Segment	Property Segment	Investing and Servicing Segment	Corporate	Subtotal	Securitization VIEs	Total
Revenues:
Interest income from loans	$394,472	$66,398	$—	$2,622	$—	$463,492	$—	$463,492
Interest income from investment securities	31,405	138	—	21,144	—	52,687	(34,481)	18,206
Servicing fees	128	—	—	13,039	—	13,167	(3,478)	9,689
Rental income	3,565	—	20,775	4,507	—	28,847	—	28,847
Other revenues	983	392	127	748	604	2,854	—	2,854
Total revenues	430,553	66,928	20,902	42,060	604	561,047	(37,959)	523,088
Costs and expenses:
Management fees	192	—	—	—	45,822	46,014	—	46,014
Interest expense	236,149	38,973	13,298	8,317	59,429	356,166	(210)	355,956
General and administrative	16,828	5,955	1,263	23,467	3,150	50,663	—	50,663
Costs of rental operations	2,025	—	5,707	2,612	—	10,344	—	10,344
Depreciation and amortization	1,949	14	5,855	1,749	251	9,818	—	9,818
Credit loss provision, net	34,977	862	—	—	—	35,839	—	35,839
Other expense	730	—	—	(56)	—	674	—	674
Total costs and expenses	292,850	45,804	26,123	36,089	108,652	509,518	(210)	509,308
Other income (loss):
Change in net assets related to consolidated VIEs	—	—	—	—	—	—	10,086	10,086
Change in fair value of servicing rights	—	—	—	(3,381)	—	(3,381)	3,609	228
Change in fair value of investment securities, net	(6,991)	—	—	(16,458)	—	(23,449)	24,364	915
Change in fair value of mortgage loans, net	(40,677)	—	—	11,664	—	(29,013)	—	(29,013)
Income from affordable housing fund investments	—	—	9,448	—	—	9,448	—	9,448
Earnings from unconsolidated entities	7,345	327	—	313	—	7,985	(310)	7,675
(Loss) gain on sale of investments and other assets, net	(41)	—	92,003	—	—	91,962	—	91,962
Gain (loss) on derivative financial instruments, net	110,952	122	1,721	3,012	(13,868)	101,939	—	101,939
Foreign currency (loss) gain, net	(41,818)	(84)	32	—	—	(41,870)	—	(41,870)
Gain (loss) on extinguishment of debt	315	(560)	(1,209)	—	—	(1,454)	—	(1,454)
Other (loss) income, net	(2,676)	40	—	6	—	(2,630)	—	(2,630)
Total other income (loss)	26,409	(155)	101,995	(4,844)	(13,868)	109,537	37,749	147,286
Income (loss) before income taxes	164,112	20,969	96,774	1,127	(121,916)	161,066	—	161,066
Income tax (provision) benefit	(721)	128	—	(613)	—	(1,206)	—	(1,206)
Net income (loss)	163,391	21,097	96,774	514	(121,916)	159,860	—	159,860
Net (income) loss attributable to non-controlling interests	(3)	—	(6,225)	700	—	(5,528)	—	(5,528)
Net income (loss) attributable to Starwood Property Trust, Inc.	$163,388	$21,097	$90,549	$1,214	$(121,916)	$154,332	$—	$154,332

Definition of Distributable Earnings
Distributable Earnings, a non-GAAP financial measure, is used to compute the Company’s incentive fees to its external manager and is an appropriate supplemental disclosure for a mortgage REIT. For the Company’s purposes, Distributable Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee due to the Company’s external manager, acquisition costs for successful acquisitions, depreciation and amortization of real estate and associated intangibles, any unrealized gains, losses or other non-cash items recorded in net income (loss) for the period and, to the extent deducted from net income (loss), distributions payable with respect to equity securities of subsidiaries issued in exchange for properties or interests therein. The amount is adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash adjustments as determined by the Company’s external manager and approved by a majority of the Company’s independent directors. Refer to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 for additional information regarding Distributable Earnings.
Reconciliation of Net Income to Distributable Earnings
For the three months ended March 31, 2024
(Amounts in thousands except per share data)

	Commercial and Residential Lending Segment	Infrastructure Lending Segment	Property Segment	Investing and Servicing Segment	Corporate	Total
Net income (loss) attributable to Starwood Property Trust, Inc.	$163,388	$21,097	$90,549	$1,214	$(121,916)	$154,332
Add / (Deduct):
Non-controlling interests attributable to Woodstar II Class A Units	—	—	4,659	—	—	4,659
Non-controlling interests attributable to unrealized gains/losses	—	—	(1,678)	(2,053)	—	(3,731)
Non-cash equity compensation expense	2,200	456	86	1,597	5,707	10,046
Management incentive fee	—	—	—	—	19,083	19,083
Depreciation and amortization	2,099	5	5,939	1,843	—	9,886
Interest income adjustment for securities	5,581	—	—	10,005	—	15,586
Consolidated income tax provision (benefit) associated with fair value adjustments	721	(128)	—	613	—	1,206
Other non-cash items	3	—	274	38	9	324
Reversal of GAAP unrealized and realized (gains) / losses on:
Loans	40,677	—	—	(11,664)	—	29,013
Credit loss provision, net	34,977	862	—	—	—	35,839
Securities	6,991	—	—	16,458	—	23,449
Woodstar Fund investments	—	—	(9,448)	—	—	(9,448)
Derivatives	(110,952)	(122)	(1,721)	(3,012)	13,868	(101,939)
Foreign currency	41,818	84	(32)	—	—	41,870
Earnings from unconsolidated entities	(7,345)	(327)	—	(313)	—	(7,985)
Sales of properties	—	—	(92,003)	—	—	(92,003)
Recognition of Distributable realized gains / (losses) on:
Loans	(2,395)	—	—	11,642	—	9,247
Realized credit loss	—	(1,546)	—	—	—	(1,546)
Securities	(8,994)	—	—	(31,982)	—	(40,976)
Woodstar Fund investments	—	—	17,610	—	—	17,610
Derivatives	40,734	95	5,817	4,353	(9,149)	41,850
Foreign currency	(5,601)	(15)	32	—	—	(5,584)
Earnings (loss) from unconsolidated entities	1,324	(16)	—	313	—	1,621
Sales of properties	—	—	39,150	—	—	39,150
Distributable Earnings (Loss)	$205,226	$20,445	$59,234	$(948)	$(92,398)	$191,559
Distributable Earnings (Loss) per Weighted Average Diluted Share	$0.63	$0.06	$0.18	$—	$(0.28)	$0.59

Starwood Property Trust, Inc. and Subsidiaries
Condensed Consolidated Balance Sheet by Segment
As of March 31, 2024
(Amounts in thousands)

	Commercial and Residential Lending Segment	Infrastructure Lending Segment	Property Segment	Investing and Servicing Segment	Corporate	Subtotal	Securitization VIEs	Total
Assets:
Cash and cash equivalents	$9,602	$137,049	$29,103	$8,340	$143,269	$327,363	$—	$327,363
Restricted cash	11,506	41,394	1,031	6,862	64,548	125,341	—	125,341
Loans held-for-investment, net	14,221,471	2,376,191	—	9,200	—	16,606,862	—	16,606,862
Loans held-for-sale	2,518,600	47,149	—	123,619	—	2,689,368	—	2,689,368
Investment securities	1,113,081	18,422	—	1,124,724	—	2,256,227	(1,540,154)	716,073
Properties, net	434,365	—	551,502	58,698	—	1,044,565	—	1,044,565
Investments of consolidated affordable housing fund	—	—	2,008,937	—	—	2,008,937	—	2,008,937
Investments in unconsolidated entities	25,371	53,018	—	33,154	—	111,543	(14,616)	96,927
Goodwill	—	119,409	—	140,437	—	259,846	—	259,846
Intangible assets	12,724	—	24,505	60,293	—	97,522	(34,255)	63,267
Derivative assets	73,830	216	4,280	4,590	—	82,916	—	82,916
Accrued interest receivable	179,147	11,750	1,484	1,939	178	194,498	—	194,498
Other assets	186,807	5,745	61,505	17,296	48,500	319,853	—	319,853
VIE assets, at fair value	—	—	—	—	—	—	41,633,853	41,633,853
Total Assets	$18,786,504	$2,810,343	$2,682,347	$1,589,152	$256,495	$26,124,841	$40,044,828	$66,169,669
Liabilities and Equity
Liabilities:
Accounts payable, accrued expenses and other liabilities	$127,023	$24,337	$10,730	$28,936	$68,972	$259,998	$—	$259,998
Related-party payable	—	—	—	—	44,226	44,226	—	44,226
Dividends payable	—	—	—	—	153,174	153,174	—	153,174
Derivative liabilities	22,074	—	—	261	52,312	74,647	—	74,647
Secured financing agreements, net	9,051,746	1,069,519	598,850	521,399	1,335,623	12,577,137	(20,650)	12,556,487
Collateralized loan obligations and single asset securitization, net	2,406,928	816,939	—	—	—	3,223,867	—	3,223,867
Unsecured senior notes, net	—	—	—	—	2,751,666	2,751,666	—	2,751,666
VIE liabilities, at fair value	—	—	—	—	—	—	40,065,423	40,065,423
Total Liabilities	11,607,771	1,910,795	609,580	550,596	4,405,973	19,084,715	40,044,773	59,129,488
Temporary Equity: Redeemable non-controlling interests	—	—	415,485	—	—	415,485	—	415,485
Permanent Equity:
Starwood Property Trust, Inc. Stockholders’ Equity:
Common stock	—	—	—	—	3,234	3,234	—	3,234
Additional paid-in capital	1,486,260	705,773	(615,052)	(663,588)	4,972,459	5,885,852	—	5,885,852
Treasury stock	—	—	—	—	(138,022)	(138,022)	—	(138,022)
Retained earnings (accumulated deficit)	5,678,294	193,775	2,065,089	1,557,613	(8,987,149)	507,622	—	507,622
Accumulated other comprehensive income	14,061	—	—	—	—	14,061	—	14,061
Total Starwood Property Trust, Inc. Stockholders’ Equity	7,178,615	899,548	1,450,037	894,025	(4,149,478)	6,272,747	—	6,272,747
Non-controlling interests in consolidated subsidiaries	118	—	207,245	144,531	—	351,894	55	351,949
Total Permanent Equity	7,178,733	899,548	1,657,282	1,038,556	(4,149,478)	6,624,641	55	6,624,696
Total Liabilities and Equity	$18,786,504	$2,810,343	$2,682,347	$1,589,152	$256,495	$26,124,841	$40,044,828	$66,169,669